Exhibit 99.1

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Financial Statements
October 31, 2015 and October 31, 2014

  Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Contents
For the years ended October 31, 2015 and October 31, 2014

Page
Management's Responsibility
Auditors' Report
Financial Statements
Statements of Financial Position	1
Statements of Comprehensive Income	2
Statement of Changes in Equity	3
Statements of Cash Flows	4
Notes to the Financial Statements	5

Management's Responsibility

To the Shareholders of Brigadier Security Systems (2000) Ltd.:

Management is responsible for the preparation and presentation of the accompanying financial statements, including responsibility for significant accounting judgments and estimates in accordance with International Financial Reporting Standards. This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of financial statements.

MNP LLP is appointed by the shareholders to audit the financial statements and report directly to them; their report follows. The external auditors have full and free access to, and meet periodically and separately with, both the Board and management to discuss their audit findings.

May 6, 2016

“Pat Thompson”

Pat Thompson, General Manager

Independent Auditors’ Report

To the Shareholders of Brigadier Security Systems (2000) Ltd.:
We have audited the accompanying financial statements of Brigadier Security Systems (2000) Ltd., which comprise the statements of financial position as at October 31, 2015, October 31, 2014 and November 1, 2013, and the statements of comprehensive income, changes in equity and cash flows for the years ended October 31, 2015 and October 31, 2014 and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Brigadier Security Systems (2000) Ltd. as at October 31, 2015, October 31, 2014 and November 1, 2013 and its financial performance and its cash flows for the years ended October 31, 2015 and October 31, 2014 in accordance with International Financial Reporting Standards.

Saskatoon, Saskatchewan
May 6, 2016	Chartered Professional Accountants

119 4th Ave South, Suite 800, Saskatoon, Saskatchewan, S7K 5X2, Phone: (306) 665-6766, 1 (877)500-0778

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Statements of Financial Position
As at October 31, 2015 and October 31, 2014
	October 31	October 31	November 1
	2015	2014	2013
		(Note 4)	(Note 4)

Assets
Current
Cash and cash equivalents	297,542	125,953	452,538
Trade and other receivables (Note 6)	827,199	798,692	565,156
Income taxes recoverable	28,797	4,977	16,345
Inventories (Note 7)	219,730	318,807	282,369
Prepaid expenses and deposits	6,859	15,611	13,344

	1,380,127	1,264,040	1,329,752

Non-current
Property, plant and equipment (Note 8)	37,286	54,113	107,096
Goodwill	60,000	60,000	60,000
Advances to related parties (Note 9)	-	434,351	36,095

	1,477,413	1,812,504	1,532,943

Liabilities
Current
Trade and other payables (Note 11)	384,081	331,617	298,677
Bonuses payable	100,000	100,000	100,000
Customer deposits	11,202	13,938	-
Payable to shareholders (Note 12)	32,021	29,021	38,581
Advances from related parties (Note 13)	200,000	-	-

	727,304	474,576	437,258
Non-current
Deferred income taxes (Note 15)	5,488	5,407	7,295
Retractable and redeemable preferred shares (Note 14)	867,217	867,217	867,217

	1,600,009	1,347,200	1,311,770

Events after the reporting period (Note 20)
Equity
Share capital (Note 14)	121	121	121
(Deficit) retained earnings	(122,717)	465,183	221,052

	(122,596)	465,304	221,173

	1,477,413	1,812,504	1,532,943

Approved on behalf of the Board

“Pat Thompson”
Director

The accompanying notes are an integral part of these financial statements

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Statements of Comprehensive Income
For the years ended October 31, 2015 and October 31, 2014

	2015	2014
		(Note 4)

Revenue
Commercial	2,273,729	2,146,097
Contract	1,223,524	1,142,839
Monitoring	482,988	482,935
Dog detection	112,780	106,546
Commission	1,249	1,090

	4,094,270	3,879,507
Cost of sales	1,370,441	1,113,941

Gross margin	2,723,829	2,765,566

Gross margin as a percentage of revenue	66.5%	71.3%
Expenses
Advertising and promotion	58,881	75,618
Automotive	194,222	201,912
Bad debts	985	1,277
Business taxes and licences	39,217	40,763
Commissions	219,008	196,568
Computer maintenance	31,092	30,956
Contract work	150,507	59,937
Custom fees	3,931	2,608
Depreciation	18,614	22,200
Guard service	88,221	80,453
Interest and bank charges	16,937	13,249
Management salary (Note 16)	332,078	325,100
Meals and entertainment	11,444	12,054
Professional fees	20,121	15,896
Rental	76,349	71,762
Repairs and maintenance	22,444	21,249
Salaries, wages and benefits	1,236,120	1,227,511
Supplies	36,087	37,918
Telephone, fax and internet	31,539	31,318
Training and education	8,441	1,165
Travel and entertainment	4,483	1,915

	2,600,721	2,471,429

Operating income	123,108	294,137

Other income (expense)
Interest	449	2,217
Loss on disposal of property, plant and equipment	-	(14,843)

	449	(12,626)

Income before income taxes	123,557	281,511

Provision for (recovery of) income taxes (Note 15)
Current	16,725	39,268
Deferred	81	(1,888)

	16,806	37,380

Comprehensive income	106,751	244,131

The accompanying notes are an integral part of these financial statements

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Statement of Changes in Equity

	Share capital	Retained earnings (deficit)	Total equity

Balance November 1, 2013	121	221,052	221,173
Comprehensive income	-	244,131	244,131
Balance October 31, 2014	121	465,183	465,304
Comprehensive income	-	106,751	106,751
Dividends	-	(700,898)	(700,898)
Refundable dividend taxes paid	-	6,247	6,247
Balance October 31, 2015	121	(122,717)	(122,596)

The accompanying notes are an integral part of these financial statements

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Statements of Cash Flows
For the years ended October 31, 2015 and October 31, 2014

2015	2014

Cash provided by (used for) the following activities
Operating activities
Comprehensive income	106,751	244,131
Depreciation	18,614	22,200
Deferred income taxes	81	(1,888)
Loss on disposal of property, plant and equipment	-	14,843
Changes in working capital accounts
Trade and other receivables	(28,506)	(233,536)
Income taxes recoverable	(23,820)	11,368
Inventories	99,077	(36,438)
Prepaid expenses and deposits	8,752	(2,267)
Trade and other payables	52,463	32,940
Customer deposits	(2,736)	13,938

Cash provided by operating activities	230,676	65,291

Financing activities
Amounts advanced (repayments to) shareholders	21,256	(27,816)
Amounts advanced from related parties	616,095	-
Repayments to related parties	-	(380,000)
Dividends	(700,898)	-
Refundable dividend tax credit	6,247	-

Cash used in financing activities	(57,300)	(407,816)

Investing activities
Purchases of property, plant and equipment	(1,787)	(18,537)
Proceeds from disposal of property, plant and equipment	-	34,477

Cash (used in) provided by investing activities	(1,787)	15,940

Increase (decrease) in cash and cash equivalents	171,589	(326,585)
Cash and cash equivalents, beginning of year	125,953	452,538

Cash and cash equivalents, end of year	297,542	125,953

The accompanying notes are an integral part of these financial statements

Brigadier Security Systems (2000) Ltd.
  Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014
1.       Reporting entity
Brigadier Security Systems (2000) Ltd. (the “Company”) was incorporated under the Province of Saskatchewan on September 28, 1998. The Company is domiciled in Canada. The Company supplies, installs and monitors security systems in residential and commercial locations in Saskatoon and Regina.
The address of the Company’s registered office is 116 Avenue H North, Saskatoon, Saskatchewan.
The financial statements were approved by those charged with governance and authorized for issue on May 6, 2016.
2.       Statement of compliance
The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC") in effect on November 1, 2014. This is the first time the Company has prepared its financial statements in accordance with IFRS, having previously prepared its financial statements in accordance with Accounting Standards for Private Enterprise (“ASPE”). IFRS 1 First Time Adoption of International Financial Reporting Standards (“IFRS 1”) has been applied in preparing these financial statements.
The effects of the transition from ASPE to IFRS on the Company’s reported financial position, financial performance and cash flows, are set out in Note 4.
3.       Basis of preparation
Basis of measurement

The financial statements have been prepared in the historical basis. The principal accounting policies are set out in Note 5.

Functional and presentation currency

These financial statements are presented in Canadian dollars, which is the Company’s functional currency.

Significant accounting judgments, estimates and assumptions

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainties about these assumptions and estimates could result in outcomes that would require a material adjustment to the carrying amount of the asset or liability affected in the future.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

In particular, information about significant areas of estimation uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amount recognized in the financial statements are described in the following notes:

●
Accounts receivable are stated after evaluation as to their collectability and an appropriate allowance for doubtful accounts is provided where considered necessary;
●
The calculation of deferred tax is based on assumptions, which are subject to uncertainty as to timing and which tax rates are expected to apply when temporary differences reverse. Deferred tax recorded is also subject to uncertainty regarding the magnitude on the balances in various tax pools. By their nature, these estimates are subject to measurement uncertainty;
●
Depreciation is based on the estimated useful lives of property, plant and equipment;
●
Impairment of property, plant and equipment is based on the estimated recoverable amounts of the assets; and
●
The estimated fair value of financial assets and liabilities, by their very nature, are subject to measurement uncertainty.

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

3.        Basis of preparation (Continued from previous page)
Impairment of non-financial assets
The Company assesses non-financial assets for impairment at the end of each reporting period. If impairment indicators exist, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Goodwill acquired in a business combination, intangible assets with indefinite useful lives, and intangible assets not yet available for use are tested for impairment at least annually or whenever impairment indicators exist.

The recoverable amount is the higher of fair value less costs to sell and value in use. Value in use is the present value of estimated future cash flows discounted using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units. Otherwise corporate assets are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

If the recoverable amount of an asset or cash-generating unit is less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss unless the relevant asset is carried at a revalued amount in which case the impairment loss is treated as a revaluation decrease. An impairment loss for a cash-generating unit to which goodwill was allocated, first reduces the goodwill and is then allocated pro rata to the other asset in the cash-generating unit.

An impairment loss in respect of goodwill is not reversed. For other assets, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or cash-generating unit in prior years. A reversal of an impairment loss is recognized immediately in profit or loss unless that asset is carried at a revaluated amount in which case an impairment reversal is treated as a revaluation increase.

4.       Adoption of International Financial Reporting Standards

As stated in Note 2, these are the Company’s first financials statements prepared in accordance with IFRSs. There was no impact to the Company's statements of comprehensive income or statements of cash flows.

The accounting policies in Note 5 have been applied in preparing the financial statements for the year ended October 31, 2015, the comparative information for the year ended October 31, 2014, and the opening IFRS balance sheet as at November 1, 2013 (the Company’s date of transition to IFRS).

Reconciliations and explanatory notes on how the transition to IFRS has affected the reported financial position previously reported under ASPE are provided below.

Reconciliation of equity at November 1, 2013
	ASPE	Adjustments	IFRS
Equity
Retained earnings	1,088,269	(867,217)	221,052
Non-current liabilities
Retractable and redeemable preferred shares	-	867,217	867,217

Total net assets and equity	1,088,269	-	1,088,269

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

4.        Adoption of International Financial Reporting Standards (Continued from previous page)
Under previous accounting standards, preferred shares were classified as equity as a result of the shares issued in a tax planning arrangement. Adoption of IFRS requires the preferred shares to be classified as a liability as no exemption to equity classification is applicable under the new accounting standards. In preparing these financial statements, the Company has elected not to apply IFRS 3 Business combinations retrospectively to business combinations occurring prior to November 1, 2013.
5.       Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and deposits with banks.

Inventories

Inventories are valued at the lower of cost and net realizable value. Cost is determined by the first-in, first-out method. Cost comprises all costs of purchases, costs of conversion and other costs incurred in bringing inventories to their present location and condition. Cost of items of inventories that are segregated for specific projects is assigned by using specific identification of their individual costs. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and selling costs.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset.

All assets having limited useful lives are depreciated using the declining balance method over their estimated useful lives.

The methods of depreciation and depreciation rates applicable for each class of asset during the current and comparative period are as follows:
		Rate
Automotive	declining balance	30%
Computer equipment	declining balance	30-55%
Furniture and fixtures	declining balance	20%
Gains or losses on the disposal of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the asset, and recognised in net income as other income (expense).
Goodwill
Goodwill arising in a business combination is recognized as an asset at the date of control (acquisition date). Goodwill is not amortized and is tested for impairment annually. Goodwill is measured as the excess of the cost of the acquisition over the Company’s interests in the net fair value of the identifiable net assets, liabilities and contingent liabilities of the acquiree recognized at the date of acquisition.
Retractable and redeemable preferred shares
The Company’s retractable and redeemable preferred shares issued are recorded as financial liabilities and are classified as financial liabilities measured at amortized cost. These financial instruments are initially measured at their fair value. Subsequent measurement of the shares is at amortized cost, with gains recognized in profit (loss) upon derecognition of the liability.

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

5.       Summary of significant accounting policies (Continued from previous page)
Revenue recognition
Contract and commercial revenues are recognized when the installation is complete and collection is reasonably assured.
Monitoring revenues, commission revenue and dog detection income are recognized as the service is provided and collection is reasonably assured.
Interest income is recorded on an accrual basis with income recognized as incurred by the effective interest method, using an effective interest rate which exactly discounts estimated future cash receipts to the net carrying amount of the financial asset over the asset’s expected life.
Income taxes
Taxation on the profit or loss for the year comprises of current and deferred tax.
Taxation is recognized in profit or loss except to the extent that the tax arises from a transaction or event which is recognized either in other comprehensive income or directly in equity, or a business combination.
Deferred taxes
Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax is not provided on the initial recognition of goodwill or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit. Where an asset has no deductible or depreciable amount for income tax purposes, but has a deductible amount on sale or abandonment for capital gains purposes, the amount is included in the determination of temporary differences.
Deferred tax assets and liabilities are calculated at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantially enacted by the end of the reporting period.

Operating segments
An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components. All operating segments' operating results are reviewed regularly by the Company's management to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. The Company has determined that there are no separate operating segments of the Company. The distinct operations of the Company are highly integrated, requiring management and resource allocation decisions as well as performance measurements to be done on a consolidated basis. Decisions about continuing or disposing of assets are made at the consolidated level, as the operations of the Company are fully integrated and the business that the Company conducts would need to be significantly different if the assets were not intertwined.
Financial instruments
All financial instruments are initially recognized at fair value at acquisition. Measurement in subsequent periods depends on whether the financial instrument has been classified as fair value through profit or loss, available-for-sale, held-to-maturity, loans and receivables, or other financial liabilities as described below. Fair value is approximated by the instrument's initial cost in a transaction between unrelated parties. Transactions to purchase or sell these items are recorded on the trade date. During the year, there has been no reclassification of financial instruments.
Loans and receivables:
The Company has classified the following financial assets as loans and receivables: cash and cash equivalents and accounts receivable.
Loans and receivables are subsequently measured at their amortized cost, using the effective interest method. Under this method, estimated future cash receipts are exactly discounted over the asset’s expected life, or other appropriate period, to its net carrying value. Amortized cost is the amount at which the financial asset is measured at initial recognition less principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, and less any reduction for impairment or uncollectability. Net gains and losses arising from changes in fair value are recognized in profit (loss) upon derecognition or impairment.

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

5.       Summary of significant accounting policies (Continued from previous page)
Financial liabilities measured at amortized cost:

The Company has classified the following financial liabilities as financial liabilities measured at amortized cost: accounts payable and accruals preferred shares and payable to shareholders and related parties.
Financial liabilities measured at amortized cost are subsequently measured at amortized cost using the effective interest method. Under this method, estimated future cash payments are exactly discounted over the liability’s expected life, or other appropriate period, to its net carrying value. Amortized cost is the amount at which the financial liability is measured at initial recognition less principal repayments, and plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount. Net gains and losses arising from changes in fair value are recognized in profit upon derecognition.
Financial asset impairment
The Company assesses impairment of all its financial assets, except those classified at fair value through profit (loss). Management considers whether there has been a breach in contract, such as a default or delinquency in interest or principal payments in determining whether objective evidence of impairment exists. Impairment is measured as the difference between the asset’s carrying value and its fair value. Any impairment, which is not considered temporary, is included in current year profit.
The Company reverses impairment losses on debt instruments classified as available-for-sale or loans and receivables when an increase in fair value can be objectively related to an event occurring after the impairment loss was recognized.
Fair value measurements
The Company classifies fair value measurements recognized in the statements of financial position using a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
●
Level 1: Quoted prices (unadjusted) are available in active markets for identical assets or liabilities;
●
Level 2: Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly; and
●
Level 3: Unobservable inputs in which there is little or no market data, which require the Company to develop its own assumptions.

Fair value measurements are classified in the fair value hierarchy based on the lowest level input that is significant to that fair value measurement. This assessment requires judgment, considering factors specific to an asset or a liability and may affect placement within the fair value hierarchy.
Standards issued but not yet effective
The Company has not yet applied the following new standards, interpretations and amendments to standards that have been issued as at October 31, 2015 but are not yet effective. Unless otherwise stated, the Company does not plan to early adopt any of these new or amended standards and interpretations.
IFRS 9 Financial instruments
The final version of IFRS 9 (2014) was issued in July 2014 as a complete standard including the requirements for classification and measurement of financial instruments, the new expected loss impairment model and the new hedge accounting model. IFRS 9 (2014) will replace IAS 39 Financial instruments: recognition and measurement. IFRS 9 (2014) is effective for reporting periods beginning on or after January 1, 2018. The Company is currently assessing the impact of the standard on its financial statements.
IFRS 15 Revenue from contracts with customers
IFRS 15, issued in May 2014, will specify how and when entities recognize, measure, and disclose revenue. The standard will supersede all current standards dealing with revenue recognition, including IAS 11 Construction contracts, IAS 18 Revenue, IFRIC 13 Customer loyalty programmes, IFRIC 15 Agreements for the construction of real estate, IFRIC 18 Transfers of assets from customers, and SIC 31 Revenue – barter transactions involving advertising services.
IFRS 15 is effective for annual periods beginning on or after January 1, 2018.

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

5.       Summary of significant accounting policies (Continued from previous page)

IAS 1 Presentation of Financial Statements

Amendments to IAS 1, issued in December 2014, provide clarification on presentation and disclosure requirements and ensure entities are able to use judgment when preparing their financial statements. The amendments are summarized below:
Materiality:
●
Clarify that entities shall not aggregate or disaggregate information in a manner that obscures useful information;
●
Clarify that materiality requirements apply to the statements of profit or loss and other comprehensive income, statement of financial position, statement of cash flows and statements of changes in equity, and to the notes; and
●
Clarify when a standard requires a specific disclosure, the resulting information shall be assessed to determine whether it is material and consequently whether presentation or disclosure of that information is warranted.

Presentation of statements of financial position and profit or loss and other comprehensive income:
●
Clarification that the list of line items to be presented in these statements can be disaggregated and aggregated as relevant and additional guidance on subtotals in these statements; and
●
Clarification that an entity’s share of OCI of equity-accounted associates and joint ventures should be presented in aggregate as single line items based on whether or not it will be subsequently reclassified to profit or loss.

Notes:
●
Clarify that entities have flexibility as to the order in which they present the notes, but also emphasize that understandability and comparability should be considered by an entity when deciding that order; and
●
Remove potentially unhelpful guidance in IAS 1 for identifying a significant accounting policy.
The amendments only affect financial statement presentation and disclosure and are effective for annual periods beginning on or after January 1, 2016.
IFRS 16 Leases
Amendments to IFRS 16, issued In January 2016, provide clarification surrounding the accounting treatment of leases including changes to recognition, measurement, presentation, and disclosure guidance. Under these amendments, operating leases and finance leases will no longer exist. A lease will be classified by whether a significant portion of the benefits of the leased asset are transferred to the lessee (e.g. Type A and Type B leases). Type B leases will typically be property leases or other cases where the lessee benefits from "a less than significant" portion of the underlying asset.
The amendment also introduces detailed disclosure requirements for the lessee and lessor including a maturity analysis of payments over the lease contract, reconciliation of lease asset and liability accounts and qualitative disclosure about the leases.
The amendments are effective for annual periods beginning on or after January 1, 2019. The Company has not yet determined the impact of these amendments on its financial statements.
6.          Trade and other receivables
	October 31	October 31	November 1
	2015	2014	2013
Trade receivables	828,063	810,271	578,644
Less: Allowance for doubtful accounts	864	11,579	13,488

	827,199	798,692	565,156

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

7.          Inventories

	October 31	October 31	November 1
	2015	2014	2013
Inventory	219,730	318,807	282,369

The cost of inventories recognized as an expense and included in cost of sales amounted to $1,365,146 (2014 – $1,108,729).
8.          Property, plant and equipment

	Computer equipment	Automotive	Furniture and fixtures	Total

Cost
Balance at November 1, 2013	64,476	167,199	71,734	303,409
Additions	15,502	-	3,035	18,537
Disposals	-	(76,886)	-	(76,886)
Balance at October 31, 2014	79,978	90,313	74,769	245,060

Additions	1,787	-	-	1,787
Balance at October 31, 2015	81,765	90,313	74,769	246,847

Accumulated depreciation
Balance at November 1, 2013	53,790	93,083	49,440	196,313
Depreciation	10,005	7,429	4,766	22,200
Disposals	-	(27,566)	-	(27,566)
Balance at October 31, 2014	63,795	72,946	54,206	190,947
Depreciation	9,296	5,201	4,117	18,614
Balance at October 31, 2015	73,091	78,147	58,323	209,561

Net book value
November 1, 2013	10,686	74,116	22,294	107,096
At October 31, 2014	16,183	17,367	20,563	54,113
At October 31, 2015	8,674	12,166	16,446	37,286

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

9.          Advances to related parties

	October 31	October 31	November 1
	2015	2014	2013
Lukbak Technologies	-	416,095	36,095
Bob Freberg	-	18,256	-

	-	434,351	36,095

The balance due from relates parties are non-interest bearing, collectible on demand with no fixed term of repayment. The related parties are shareholders of the Company.
10.          Bank indebtedness
The Company has an authorized line of credit at the Bank of Montreal with a maximum authorized amount of $100,000. The amount is unsecured and bears interest at 4.75% annually. The line of credit is used to meet short term needs. As at October 31, 2015 $nil (2014 and November 1, 2013 - $nil) was drawn on the line of credit.
11.          Trade and other payables
	October 31	October 31	November 1
	2015	2014	2013
Trade accounts payable	296,738	228,653	232,847
Goods and Services Tax payable	12,848	24,541	10,056
Vacation payable	61,062	60,511	47,174
Provincial sales tax payable	13,433	17,912	8,600

	384,081	331,617	298,677
12.          Payable to shareholders
	October 31	October 31	November 1
	2015	2014	2013
Pat Thompson	32,021	29,021	26,116
Bob Freberg	-	-	12,465

	32,021	29,021	38,581
The balance payable to shareholder is non-interest bearing, repayable on demand with no fixed term of repayment.
13.          Advances from related party
	October 31	October 31	November 1
	2015	2014	2013
Lukbak Technologies	200,000	-	-
The advances from related party is non-interest bearing, repayable on demand with no fixed term of repayment.

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

14.          Share capital
	October 31	October 31	November 1
	2015	2014	2013
Authorized and issued
10,000 Class B common voting shares	79	79	79
597,218 Class F non-voting, redeemable, non-participating	597,239	597,239	597,239
269,999 Class H non-voting, redeemable, non-participating	270,020	270,020	270,020

	867,338	867,338	867,338
597,218 Class F shares reflected as a liability	(597,218)	(597,218)	(597,218)
269,999 Class H shares reflected as a liability	(269,999)	(269,999)	(269,999)

	(867,217)	(867,217)	(867,217)

	121	121	121

Due to the redemption rights and properties of the 597,218 Class F and 269,999 Class H shares, they have been presented as a long-term liability on the statement of financial position of the Company. The liability that has been recorded is based on the original stated capital of the shares issued.
During the year, dividends in the amount of $700,898 were paid to shareholders of the Class B common shares.
15.          Deferred income taxes
Income tax expense recognized in profit (loss)
	October 31	October 31	November 1
	2015	2014	2013
Current tax expense
Current year	16,725	39,268	-

Deferred tax expense (recovery)
Relating to the origination and reversal of temporary differences	81	(1,888)	-

The applicable tax rate is the aggregate of the federal income tax rate of 13% (2014 - 13%) and the provincial tax rate of 2% (2014 - 2%).
Deferred income tax expense recognized in profit (loss)
The deferred income tax expense (recovery) recognized in profit (loss) for the current year is a result of the following changes:

	October 31	October 31	November 1
	2015	2014	2013
Deferred tax liability
Property, plant and equipment	(5,488)	(5,407)	(7,295)

Deferred tax liability is reflected in the balance sheet as follows
Deferred tax liabilities	5,488	5,407	7,295

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

16.      Related party transactions
Key management compensation of the Company
Key management of the Company are the Regional Manager, General Manager and President. Key management personnel remuneration includes the following expenses:
	2015	2014
Salaries, including bonuses	332,078	325,100

Transactions with related parties of the Company

	2015	2014
Purchase of equipment	3,250	62,951
Rent paid	38,576	38,576
Automotive	90,000	83,250

	131,826	184,777

During the year ended December 31, 2015 the Company purchased inventory in the amount of $3,250 (2014 - $62,950) from a company that is a shareholder in the Company.
Related party transactions were conducted in the normal course of operations and measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
17.     Financial instruments
The Company as part of its operations carries a number of financial instruments. The fair value of financial instruments approximates its carrying value due to the short-term nature of the instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.
Credit risk
Credit risk is the risk of financial loss because a counter party to a financial instrument fails to discharge its contractual obligations.
A credit concentration exists relating to trade accounts receivable. As at October 31, 2015, 4 customers accounted for 47% (October 31, 2014 – one customer for 15%) of the accounts receivable.
The Company’s normal credit terms are 30 days. The trade receivables are past due but are not impaired because payment terms are in place or the balance has been subsequently collected. As at October 31, 2015, the aging of this financial asset is as follows:

	Less than one month past due	One month to less than three months past due	Three months to less than one year past due	One year to less than five years past due	Thereafter	Total
Trade receivables	455,220	228,831	144,012	-	-	828,063
As at October 31, 2014, the aging of this financial asset was as follows:
	Less than one month past due	One month to less than three months past due	Three months to less than one year past due	One year to less than five years past due	Thereafter	Total
Trade receivables	633,630	136,181	40,460	-	-	810,271

Brigadier Security Systems (2000) Ltd.
                                                                                                                                                          Notes to the Financial Statements
For the years ended October 31, 2015 and October 31, 2014

17.          Financial instruments (Continued from previous page)

Liquidity risk
Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivery of cash or another financial asset. The Company enters into transactions to purchase goods for which repayment is required at various maturity dates.
The Company manages the liquidity risk resulting from its accounts payable by monitoring its operating requirements to ensure it has sufficient funds to fulfil its obligations.
Foreign currency risk
The Company enters into transactions to purchase equipment denominated in various foreign currencies for which the expenses and accounts payable balances are subject to exchange rate fluctuations. The Company does not hedge with foreign currency contracts and therefore the balances translated into Canadian dollars at the rate of the exchange in effect on transaction date.
Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.
18.          Capital management
The Company’s objective when managing capital is to safeguard the entity’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders.
The Company sets the amount of capital in proportion to risk and manages the capital structure and makes adjustments to it in light of changes to economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, or sell assets.
The Company has no externally imposed capital requirement.
The Company manages the following as capital:

	October 31	October 31	November 1
	2015	2014	2013
Retained earnings (deficit)	(122,717)	465,183	221,052

19.          Economic dependence
The Company's primary source of income is the sale of monitoring equipment and installations, pursuant to an agreement to act as an authorized dealer of SaskTel. The agreement can be cancelled if the Company does not observe certain established guidelines. The Company's ability to continue viable operations is dependent upon maintaining its right to act as an authorized dealer. As at the date of these financial statements the Company believes that it is in compliance with the guidelines.
20.          Events after the reporting period
Subsequent to year-end, the shareholders of the Company have signed a letter of intent to negotiate the sale of all issued and outstanding shares of the Company to a third party. The transaction did not have an impact on the financial position or its operations for the years ended October 31, 2015 and October 31, 2014.